                                                  SECURITIES AND EXCHANGE COMMISSION
                                                        Washington, D.C., 20549

                                                               FORM 8-K

                                                            CURRENT REPORT

                                                Pursuant to Section 13 or 15(d) of the

                                                    Securities Exchange Act of 1934

                                                             May 15, 2002
                                           Date of Report (Date of earliest event reported)

                                                          Acxiom Corporation
                                        (Exact name of registrant as specified in its charter)

              Delaware                                 0-13163                              71-0581897
           (State or other                           (Commission                           (IRS Employer
           jurisdiction of                          File Number)                        Identification No.)
           incorporation)

1 Information Way, P.O. Box 8180, Little Rock, Arkansas                                     72203-8180
             (Address of principal executive offices)                                       (Zip Code)

                                  Registrant's telephone number, including area code: (501) 342-1000

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

         On May 15, 2002, the Audit Committee of the Board of Directors of Acxiom Corporation (the "Company") dismissed the
Company's independent auditors, Arthur Andersen LLP, and engaged the services of KPMG LLP as its new independent auditors effective as of May 16, 2002.

        During the two most recent fiscal years of the Company ending March 31, 2002, and the subsequent interim period through May
15, 2002, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen
LLP's satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its reports.

        During the two most recent fiscal years of the Company ended March 31, 2002, and the subsequent interim period through May
15, 2002, there have been no, and Arthur Andersen LLP has not advised the Company of any, reportable events as defined in Item
304(a)(1)(v) of Regulation S-K.

        The accountants' reports of Arthur Andersen LLP on the consolidated financial statements of the Company as of and for the fiscal years of the Company ending March 31, 2002, and the subsequent interim period through May 15, 2002, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. A letter from Arthur Andersen LLP is attached hereto as Exhibit 16.

        During the two most recent fiscal years of the Company ending March 31, 2002, and the subsequent interim period through May
15, 2002, the Company did not consult with KPMG LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii)
of Regulation S-K.

ITEM 7.           EXHIBITS.

                  Exhibit 16.  Letter regarding change in certifying accountants.

                                                               SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                              Acxiom Corporation

                                                                /s/ Catherine L. Hughes

Date:    May 16, 2002
                                                              Catherine L. Hughes, Secretary